UNAUDITED PRO FORMA FINANCIAL DATA

     The unaudited pro forma financial data presented gives effect to the completed acquisitions of Diamond Cable Communications in March 1999 and Cablecom Group in March 2000. The pro forma financial data is based on NTL's historical financial statements and the historical financial statements of Diamond and Cablecom. Certain amounts in these historical financial statements have been reclassified to conform to NTL's presentation. The pro forma financial data also gives effect to the issue of new NTL preferred stock in March 2000 to France Telecom and certain commercial banks for an aggregate subscription price of $1.85 billion used to fund, in part, NTL's acquisition of Cablecom.

     The Diamond acquisition has been accounted for using the purchase method of accounting, in which the assets acquired and liabilities assumed have been recorded at their fair values. The Cablecom acquisition has been accounted for in the pro forma financial data using the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values. NTL is unaware of events other than those disclosed in the unaudited pro forma notes that would require a material change to the preliminary purchase price allocation. However, a final determination of necessary purchase accounting adjustments will be made upon the completion of a study to be undertaken to determine the fair value of certain assets and liabilities, including intangible assets. The actual financial position and results of operations will differ, perhaps significantly, from the unaudited pro forma amounts reflected because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the unaudited pro forma financial data and the dates on which the acquisitions take place.

     The pro forma financial data does not give effect to the elimination of transactions between NTL and Cablecom which are not material.

     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 gives effect to the acquisitions of Diamond and Cablecom and issuance of new preferred stock as if they had been consummated on January 1, 1999. The unaudited pro forma balance sheet at December 31, 1999 gives effect to the acquisition of Cablecom and issuance of new preferred stock as if they occurred on December 31, 1999.

     The pro forma adjustments are based upon available information and assumptions that NTL believes were reasonable at the time made. The unaudited pro forma financial data does not purport to present NTL's financial position or results of operations had the acquisitions occurred on the dates specified, nor are they necessarily indicative of the financial position or results of operations that may be achieved in the future. The unaudited pro forma condensed combined statements of operations do not reflect any adjustments for cost savings that NTL expects to realize. NTL may incur integration related expenses not reflected in the pro forma financial information as a result of the elimination of duplicate facilities, operational realignment and related workforce reductions. Such costs would generally be recognized as a liability assumed as of the respective acquisition dates resulting in additional goodwill if they relate to facilities or workforce previously aligned with Cablecom, and would be expensed if they relate to facilities or workforce previously aligned with NTL. The assessment of integration related expenses is ongoing. The pro forma adjustments reflecting the acquisition of Cablecom are based upon the assumptions set forth in the notes to the pro forma financial data. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that may be realized.

                                NTL INCORPORATED

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                   (Unaudited)
                      For the Year Ended December 31, 1999


                       NTL       Diamond    Cablecom
                  (Historical)(Historical)(Historical)  Adjustments   Pro Forma
                   ---------- ----------- -----------   -----------   ---------
                                      (in millions, except per share data)

REVENUES.............   1,584      $  29       $ 380       $   --       $ 1,993
Costs and Expenses
Operating
  expenses...........     800         10         134           --           944
Selling, general and
  administrative
  expenses...........     574         12         104           --           690
Franchise fees.......      17         --          --           --            17
Corporate
  expenses...........      29         --          --           --            29
Non-recurring
  charges............      16         14          --          (14)           16
Depreciation and
  amortization.......     791         15         103          301(B)      1,210
                        -----       ----        ----         ----         -----
                        2,227         51         341          287         2,906
                        -----       ----        ----         ----         -----
Operating income
  (loss).............   (643)       (22)         39         (287)         (913)
Other income
  (expense)
Interest and other
  income.............     556       (39)          3           (5)(D)       515
Interest expense.....   (681)       (26)        (22)         (65)(C)      (794)
                        -----       ----        ----         ----         -----
Income (loss) before
  income taxes.......   (768)       (87)         20         (357)       (1,192)
Income tax benefit
  (provision)........      35        --         (12)           --            23
                        -----       ----        ----         ----         -----
Loss before extra-
  ordinary item......   (733)       (87)          8         (357)       (1,169)
Loss from early
  extinguishment of
  debt...............     (3)        --          --           --            (3)
                        -----       ----        ----         ----         -----
Net  income (loss)...   (736)       (87)          8         (357)       (1,172)
Preferred stock
  dividends..........    (74)        --          --         (102)(E)      (176)
                        -----       ----        ----         ----         -----
Net income (loss)
  available to common
  stock..............  $(810)     $ (87)      $   8       $ (459)      $(1,348)
                        =====       ====        ====        =====        ======
Net (loss) per common
  stock -- basic and
  fully diluted......  $(6.78)                                         $(10.03)
                        =====                                            ======
Weighted average
 shares
  outstanding........     119                                  15           134
                        =====                                ====         =====

                                NTL INCORPORATED
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                   (Unaudited)
                                December 31, 1999


                                 NTL         Cablecom
                             (Historical)  (Historical)  Adjustments  Pro Forma
                             -----------   -----------   -----------  ---------
                                                (in millions)


ASSETS:
Current Assets:
  Cash, cash equivalents and
     securities.............    $ 2,942    $     9      $  (106)(A)  $ 2,845
  Other current assets......        377        190           --          567
                                -------    -------       -------     -------
Total current assets........      3,319        199         (106)       3,412

Fixed assets, net...........      5,598      1,013          365(A)     6,976
Intangible assets, net......      2,928        143        2,414(A)     5,485
Other assets, net...........        367         18           --          385
                                -------    -------       -------     -------
Total assets................    $12,212    $ 1,373      $ 2,673      $16,258
                                =======    =======       =======     =======
LIABILITIES AND
  SHAREHOLDERS' EQUITY:
Current liabilities:
  Other current
     liabilities............    $   974    $   251      $    --       $1,225
  Current portion of
     long-term debt and
     capital leases.........         83        825         (825)(A)       83
  Due to affiliates.........         --         --           --          --
                                -------    -------       -------     -------
Total current liabilities...      1,057      1,076         (825)       1,308
Long-term debt..............      8,798         21        1,674(A)    10,493
Other.......................         --         61           --           61
Deferred income taxes.......         78        109           80(A)       267
Redeemable preferred stock..        142         --        1,850(A)     1,992
Shareholders' equity:
  Preferred stock, Common
     stock and additional
     paid-in capital........      4,126         --           --        4,126
  Acquired company equity...         --        106         (106)         --
  Other comprehensive
     (loss).................         (2)        --           --          (2)
  Deficit...................     (1,987)        --           --      (1,987)
                                -------    -------       -------     -------
                                  2,137        106         (106)       2,137
                                =======    =======       =======     =======
Total liabilities and
  shareholders' equity......    $12,212    $ 1,373      $ 2,673      $16,258
                                =======    =======       =======     =======

                                NTL INCORPORATED
                      NOTES TO THE PRO FORMA FINANCIAL DATA
                      (in millions, except per share data)

 A. Purchase Price and Allocation of Purchase Price:

    Cablecom
    Proceeds from the issuance of redeemable preferred stock.      $  1,850
    Bridge financing (CHF2.7 billion).................                1,695
    Cash on hand......................................                   97
                                                                     ------
    Purchase price (CHF5.8 billion)...................                3,642

    Net assets at December 31, 1999...................                  106
    Less: cash on hand................................                   (9)
    Less: intangible assets...........................                 (143)
    Plus: current and long-term debt..................                  846
                                                                     ------
                                                                        800
                                                                     ------
    Excess of purchase price over net tangible assets acquired     $  2,842
                                                                     ======
    Preliminary allocation to:
    Fixed assets......................................             $    365
    Deferred tax liability............................                  (80)
    Intangible assets.................................                2,557
                                                                   --------
                                                                   $  2,842
                                                                   ========

     The intangible assets arising from the acquisition of Cablecom may includ customer lists, license acquisition costs and goodwill. The amount of eac individual intangible is not currently determinable. The amounts of eac intangible will be determined based on appraisal and other analyses. Th amortization period for each may vary, although it is assumed in Pro Form
Adjustment B below, that 10 years is a representative blended amortizatio period.

                                                                      Cablecom
                                                                      --------

 B. Depreciation and Amortization
      For the year ended December 31, 1999:
      Depreciation of fixed asset allocation (over 15
        years).........................................                  $  24
      Amortization of intangibles (over 2-15 years)....                    256
      Historical amortization of intangibles...........                    (4)
                                                                         -----
                                                                         $ 276
                                                                         =====
 C. Interest Expense
      For the year ended December 31, 1999:
      Reduction of interest on Cablecom
        debt not assumed...............................                  $(22)
      Interest expense on the bridge financing.........                     87
                                                                         -----
      Net statement of operations impact...............                  $  65
                                                                         =====
 D. Interest Income
      For the year ended December  31, 1999:
      Reduction  of  interest  income on cash on hand used
      for acquisition....................................                $ (5)
                                                                         =====
 E. Preferred Stock Dividend
      Dividends at 5% on the redeemable preferred stock
        For the year ended December 31, 1999...........                 $(102)
                                                                         =====